EXHIBIT 10.71

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of February 1, 2005 (the “Effective Date”) by and between FiberNet Telecom Group, Inc., a Delaware corporation, having its principal place of business at 570 Lexington Avenue, 3rd Floor, New York, New York 10022 (“FiberNet”), and ML Capital Services, LLC, a New York limited liability company (“Consultant”).

BACKGROUND

WHEREAS, Michael S. Liss, the managing member of Consultant (“Liss”), resigned as President and Chief Executive Officer of FiberNet on January 31, 2004 (the “Resignation Date”).

WHEREAS, Liss has retained his position as Chairman of the Board of Directors of FiberNet (the “Board”).

WHEREAS, FiberNet desires to obtain Consultant’s advice and counsel with respect to FiberNet’s ongoing business activities.

NOW THEREFORE, in consideration of the mutual covenants and promises made herein, the parties agree as follows:

1.	SERVICES AND AUTHORITY

1.1 Services. FiberNet hereby retains Consultant to perform the tasks and responsibilities reasonably specified by the Board from time to time. Specifically, Consultant shall provide general financial advisory services, including, without limitation, assisting FiberNet in analyzing and evaluating its business, operations and financial position in connection with potential strategic transactions and public or private placements of debt or equity securities. Consultant shall devote reasonable business time, attention and energies to the performance of his responsibilities under this Agreement. Consultant represents and warrants that the services will be performed in accordance with industry standards and in compliance with all applicable laws.

1.2 Independent Contractor. FiberNet and Consultant expressly acknowledge and agree that no employment, partnership or joint venture relationship is created by this Agreement. Consultant shall act at all times as an independent contractor under this Agreement, and FiberNet is not liable for employment or withholding taxes respecting Consultant. Consultant is free to contract with, and provide services to, any third parties. Except as otherwise expressly provided for in this Agreement and in the compensation plan for the Board, Consultant will not receive or be entitled to receive any compensation or benefits of any kind from FiberNet. Further, Consultant has no right, power or authority to bind or obligate FiberNet in any manner whatsoever or to affix his/its name or signature on behalf of FiberNet.

1.3 No Commitment. The parties expressly acknowledge that this Agreement is not an exclusive agreement for any services. This Agreement does not constitute any commitment by FiberNet to consummate any financing or strategic transaction, and FiberNet will determine in its sole and absolute discretion whether or not (and on what terms) to consummate any financing or strategic transaction.

1.4 Special Procedures. Consultant recognizes that, in his capacities as Chairman of the Board and as a consultant of FiberNet, certain conflicts of interest may arise. Consultant therefore expressly acknowledges that he has certain duties and obligations under Delaware General Corporation Law that arise by virtue of such capacities, including, without limitation, a duty to recuse himself at the request of the Board from any Board discussion, resolution, written consent or other consideration concerning (a) the terms of this Agreement, including, without limitation, any compensation to be paid hereunder, and (b) any corporate action that could reasonably implicate this Agreement or otherwise give rise to a potential conflict of interest with respect to such capacities.

2.	TERM AND TERMINATION

The term of this Agreement commences on the Effective Date and terminates six months after the Effective Date. This Agreement is subject to renewal upon mutual written agreement of the parties. If Consultant commits a material breach of this Agreement, then FiberNet may terminate this Agreement upon thirty days’ prior written notice and opportunity to cure.

3.	COMPENSATION

3.1 Fees. FiberNet shall pay Consultant $200,000.00 per annum in connection with the services rendered pursuant to this Agreement, which fee is payable in bi-weekly installments. In addition, Consultant may receive (as may be determined by the Board, subject to the written approval of the Board upon the affirmative recommendation of the Audit Committee) additional compensation in connection with Consultant’s advisory services pursuant to a separate written agreement between the Parties. The foregoing compensation is in addition to, and not in lieu of, any and all compensation that Consultant may receive from FiberNet in his capacity as a member of the Board.

3.2 Benefits. Until the expiration of Consultant’s COBRA period (i.e., eighteen months following the Resignation Date), FiberNet shall reimburse Consultant for all premiums payable in connection with Consultant’s continuing participation in the medical and dental insurance plans that are provided by FiberNet from time to time to its executive officers. FiberNet shall also continue to pay all premiums associated with the life and disability insurance policies that FiberNet maintained for Consultant’s benefit as of the Resignation Date.

3.3 Office Space. FiberNet shall provide Consultant with reasonable office space (including usage of a computer and telephone) in connection with performing services under this Agreement.

3.4 Expenses. FiberNet shall reimburse Consultant for all reasonable and necessary travel expenses incurred by him on behalf of FiberNet in connection with the performance of his duties hereunder upon presentation of receipts therefor.

4.	INDEMNIFICATION

4.1 FiberNet shall indemnify and hold Consultant harmless from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts (collectively, “Losses”) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Claims”) in which Consultant is involved as a party or otherwise by reason of this Agreement but only to the extent that Consultant’s conduct in respect of any such Claim does not constitute or involve gross negligence or willful misconduct.

4.2 Consultant shall indemnify and hold FiberNet harmless from and against any and all Losses arising from any and all Claims in which FiberNet is involved as a party or otherwise by reason of Consultant’s gross negligence or willful misconduct under this Agreement.

4.3 The rights to indemnification set forth herein are not exclusive of any other rights to which the indemnified party may be contractually or legally entitled. The terms of this Section 4 will survive the termination or expiration of this Agreement and inure to the benefit of each Party’s successors and assigns.

5.	LIMITATION OF LIABILITY

EXCLUDING ANY AMOUNTS DUE AND PAYABLE HEREUNDER PURSUANT TO SECTION 3 HEREOF OR ANY LIABILITY INCURRED IN CONNECTION WITH ANY INDEMNIFICATION OBLIGATIONS OR INTENTIONAL BREACHES OF CONFIDENTIALITY HEREUNDER, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR (A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES REGARDLESS OF THE FORM OF ACTION OR WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEN OR (B) DIRECT DAMAGES IN EXCESS OF $200,000.

6.	GENERAL PROVISIONS

6.1 Confidentiality. Consultant acknowledges that FiberNet may disclose confidential information (“Confidential Information”) to him in connection with his performance under this Agreement. Consultant agrees to: (a) use or disclose Confidential Information solely for the purpose of performing his obligations under this Agreement; (b) use all reasonable precautions to keep Confidential Information secret and to prevent its disclosure to third parties without the prior written consent of FiberNet; and (c) return all Confidential Information promptly upon FiberNet’s request or upon any termination of this Agreement.

6.2 Construction and Interpretation. This Agreement is governed by the laws of the State of New York without regard to conflict of law principles. The parties hereby consent to jurisdiction and venue in the federal and state courts of the State of New York, located in the City of New York. In the event that any term or provision of this Agreement is found to be unenforceable in a court of law for any reason, it will be replaced by an enforceable provision to the same or nearest possible equivalent effect and the remainder of this Agreement will not be affected thereby.

6.3 Miscellaneous. This Agreement represents the entire understanding of the parties with respect to the specific matter of this Agreement and supersedes all previous understandings, written or oral, between the parties with respect to the subject matter. This Agreement may only be amended by a writing executed by both parties. Failure by FiberNet or Consultant to insist upon the other party’s compliance with any provision in this Agreement shall not be deemed a waiver of such provision. This Agreement may be executed by the parties on any number of separate counterparts, and all of these counterparts taken together will be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, FiberNet and Consultant have caused this Agreement to be signed by their authorized representatives.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

ML CAPITAL SERVICES, LLC

By:
Name:
Title: